EXHIBIT 10.5

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made effective as of the 15th day of June, 2019, and is by and between THC Therapeutics, Inc., a Nevada corporation and a public company traded on the quotation board operated by OTC Markets Group, Inc. [OTC: THCT] (hereinafter referred to as the “Company”), and Joshua Halford (hereinafter referred to as the “Employee”).

WHEREAS, the CEO believes that Employee possesses the necessary qualifications and abilities to serve as an Employee of the Company and desires to appoint the Employee to fill an existing vacancy in the Company and to perform the duties of the Business Development Analyst.

WHEREAS the Employee desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1. DUTIES.

a.

The Employee will perform such duties described herein in accordance with the applicable laws and rules and regulations pertaining to the Employee’s performance hereunder, including without limitation, laws, rules and regulations relating to a public company.

b.

The Employee agrees to (i) provide all information regarding himself or herself as the Company requires to satisfy its disclosure obligations under applicable securities laws; (ii) timely file with the Securities and Exchange Commission all reports and schedules required of the Employee in his or her personal capacity by virtue of his or her relationship with the Company (e.g. Forms 3, 4 and 5 as contemplated by Section 16(a) of the Securities Exchange Act of 1934).

2. [RESERVED].

3. TERM. The term of this Agreement (the “Employment Term”) shall commence as of the date of the Employee’s appointment by the CEO of the Company and shall continue until the Employee’s removal or resignation.

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4. COMPENSATION. For all services to be rendered by the Employee in any capacity hereunder, the Company and Employee agree as follows:

a. STOCK. For services rendered by Employee pursuant to this Agreement, the Company agrees to pay the Employee 3,000 shares of Company preferred series A stock shares. To be issued upon signing.

b. WARRANTS. Employee is to be issued 200,000 cashless warrants at a strike price of $7.50, 500,000 cashless warrants at a strike price of $10.00, 500,000 cashless warrants at a strike price of $15.00, all warrants expire in 3 years

c.

d. CASH. Employee will be paid $3,000 every other week. Also payable in S8 shares with a 50% increase.

e. COMMISSION. Employee is entitled to commission on asset acquisitions, sales or other company milestones brought to the company by Employee. Payment of commission is to be 10%.

5. EXPENSES.  In addition to the compensation provided in paragraph 4, the Company will reimburse the Employee for reasonable travel costs associated with duties and responsibilities as an Employee.  Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

6. LIMITATION OF LIABILITY. In no event shall the Employee be individually liable or have personal recourse to the Company or its stockholders for any damages for breach of fiduciary duty as an Employee of the Company, unless Employee’s act or failure to act involves intentional gross misconduct, fraud, criminal acts or a knowing violation of law.

8. EMPLOYEE COVENANTS:

a.

Unauthorized Disclosure.  The Employee agrees and understands that in the Employee’s position with the Company, the Employee will have has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, pricing, sourcing, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Employee agrees that during the Employment Term and thereafter, the Employee will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company, or use such information for his or her own benefit or for the benefit of any third person; provided, however, that the Employee may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. Upon termination of the Employment Term, the Employee will promptly return to the Company and/or destroy at the Company’s direction all property, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Employee in the course or otherwise as a result of the Employee’s position with the Company during or prior to the Employment Term.

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b.	[Reserved].

c.

Remedies.  The Employee agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all entities acting for and/or with the Employee, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Employee.

d.

Survival.  The provisions of this Section 8 shall survive any termination of the Employment Term, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 8.

9. TERMINATION.  With or without cause, either party may terminate this Agreement at any time upon thirty (30) days written notice, and the Company shall be obligated to pay to the Employee the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted here from shall prevent the shareholder(s) of the Company from removing the Employee with immediate effect at any time for any reason.

10. [RESERVED].

11. EFFECT OF WAIVER.  The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

12. NOTICES. All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature BELOW or to a new address that a party designates in writing. A notice may be delivered in person, by certified mail, or by overnight courier.

13. GOVERNING LAW.  This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

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14. ASSIGNMENT.  The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

15. MISCELLANEOUS.  If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

16. PARAGRAPH HEADINGS.  The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17. COUNTERPARTS.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

18. ENTIRE AGREEMENT.  Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed effective as of the day and year first above written.

THE COMPANY: THC Therapeutics, Inc.

By:	/s/ Brandon Romanek
Name:	Brandon Romanek
Title:	Founder & CEO

THE EMPLOYEE:

Joshua Halford

/s/ Joshua Halford
Individually

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